Exhibit B
                             CSW International, Inc.
                           Consolidated Balance Sheet
                               December 31, 1998
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
      Electric distribution plant                    $ 1,478,707
      General plant                                      284,456
                                                   --------------
            Total Electric Plant                       1,763,163
      Less - Accumulated depreciation                   (656,232)
                                                   --------------
            Total Fixed Assets                         1,106,931

Current Assets
      Cash and cash equivalents                           77,103
      Short-term investments                              26,984
      Accounts receivable                                356,367
      Advances to affiliates                                 398
      Inventories                                         57,803
      Other current assets                               (34,361)
                                                   --------------
            Total Current Assets                         484,294

Other Assets
      Goodwill                                         1,402,416
      Prepaid benefit costs                               59,760
      Equity investments and other                       102,885
                                                   --------------
            Total Other Assets                         1,565,061

            Total Assets                             $ 3,156,286
                                                   ==============

CAPITALIZATION AND LIABILITIES
Capitalization
      Common stock                                   $         1
      Paid-in capital                                    829,000
      Retained earnings                                   59,131
      Minority Interest                                      566
      Foreign currency translation and other              13,995
                                                   --------------
                                                         902,693

      Long-term debt                                   1,132,540

Current Liabilities
      Accounts payable                                   322,917
      Advances from affiliates                           248,603
      Accrued interest payable                            28,785
      Loan notes                                          31,959
      Accrued taxes payable                               50,666
      Customer prepayments                                34,170
      Other                                               23,711
                                                   --------------
                                                         740,811
Deferred Credits
      Deferred tax liability                             282,867
      Other                                               97,375
                                                   --------------
            Total Deferred Credits                       380,242

                                                   --------------
            Total Capitalization and Liabilities     $ 3,156,286
                                                   ==============